Contact Information:

Brent Stumme	Erica Mannion
LoopNet, Inc.	Sapphire Investor Relations, LLC
Chief Financial Officer	Investor Relations
415-284-4310	212-766-1800
LOOPNET, INC. ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS
Year over Year Revenue Growth of 20%
Adjusted EBITDA growth of 15%
     SAN FRANCISCO, CALIF. — October 30, 2008 — LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the third quarter ended September 30, 2008.
     Revenue for the third quarter of 2008 was $22.4 million, an increase of 20% from $18.6 million in the third quarter of 2007. GAAP net income for the third quarter of 2008 was $4.8 million or $0.13 per diluted share, compared to $5.8 million or $0.14 per diluted share in the third quarter of 2007. Non-GAAP net income (net income before stock-based compensation and litigation related costs) for the third quarter of 2008 was $6.4 million or $0.17 per diluted share, compared to $6.4 million or $0.16 per diluted share in the third quarter of 2007.
     LoopNet’s Adjusted EBITDA (earnings before interest, tax, depreciation, amortization, stock-based compensation and litigation related costs) for the third quarter of 2008 was $10.4 million, an increase of 15% from $9.1 million in the third quarter of 2007. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

     “We are pleased with our third quarter results, particularly in these challenging times,” said LoopNet Chairman and CEO Richard Boyle. “While we expect growth to slow in the short term, with our strong balance sheet, excellent profitability and leading position in the market, we think that we are not only in a position to continue to execute through this downturn, but also to invest in our business and take advantage of the conditions to our shareholders long term benefit.”
     The number of LoopNet registered members, which includes both basic and premium members, grew to 3,117,403 during the third quarter of 2008, a 29% increase over the third quarter of 2007. The number of LoopNet premium members as of the end of the third quarter of 2008 was 83,808, a 7% decline from the third quarter of 2007. The average monthly price of premium membership increased to $64.51, a 22% increase over the third quarter of 2007. There were 642,000 total commercial real estate listings active on the LoopNet marketplace as of the end of the third quarter of 2008, a 19% increase over the third quarter of 2007. In addition, there were 44.4 million profile views of listings on the LoopNet marketplace during the third quarter of 2008, a 10% increase over the third quarter of 2007. Average monthly unique visitors during the third quarter of 2008, as reported by comScore Media Metrix, were approximately 900,000, which is essentially flat compared to the third quarter of 2007.
Stock Repurchase Program
     LoopNet repurchased 543,127 shares of its common stock during the quarter ended September 30, 2008 for $5.4 million. From October 1, 2008 through October 29, 2008, the Company repurchased an additional 1,076,671 shares of its common stock for $10.0 million. Since February 2008, the Company has repurchased 4,925,961 shares of its common stock for $54.6 million, or 13.9% of shares outstanding. As previously announced the Company’s Board of Directors has authorized the repurchase of up to $100 million of common stock.

Balance Sheet and Liquidity
     As of September 30, 2008, LoopNet had $69.4 million of cash, cash equivalents and short-term investments and no debt.
2008 Outlook
     Based on current visibility, the Company expects revenue for the quarter ending December 31, 2008 to be in the range of $21.0 to $21.3 million, Adjusted EBITDA to be in the range of $8.8 to $9.1 million and non-GAAP net income to be in the range of $0.13 to $0.14 per diluted share, assuming an effective tax rate of approximately 40% to 41%. The Company expects revenue for the full year of 2008 to be in the range of $86.0 to $86.3 million, Adjusted EBITDA to be in the range of $39.2 to $39.5 million and non-GAAP net income to be in the range of $0.61 to $0.62 per diluted share, assuming an effective tax rate of approximately 40% to 41%. The Company expects stock-based compensation to be in the range of $0.02 to $0.03 per share (net of tax benefit) for the quarter ending December 31, 2008 and in the range of $0.09 to $0.10 per share (net of tax benefit) for the full year of 2008. The Adjusted EBITDA and non-GAAP net income guidance for the quarter and year ending December 31, 2008 exclude litigation related costs.
Conference Call Information
     LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 866-227-1582 if you are calling from within the United States or 703-639-1129 if you are calling from outside the United States and enter pass code number 1293601. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Monday, November 3, 2008 at 8:59 p.m. PDT. To access the audio replay, dial 888-266-2081 within the United States or 703-925-2533 internationally and enter pass code number 1293601. A web cast replay of the call will be available on the investor relations section of our website at investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Non-GAAP Financial Measures
     This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation and litigation related costs. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. Reconciliations of Company expectations for these non-GAAP measures to Company expectations for GAAP net income for the quarter ending December 31, 2008 and the full year of 2008 are not provided, as GAAP net income expectations for these periods are not accessible. GAAP net income expectations are not accessible for these periods due to the uncertain nature of the timing and amount of potential litigation related costs.
About LoopNet, Inc.
     LoopNet is the leading online marketplace for commercial real estate and businesses for sale in the United States. Our online marketplace, available at www.LoopNet.com, enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, we believe that LoopNet enables commercial real estate participants to initiate and complete more transactions more cost-effectively than through other means. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.

Forward Looking Statements
     This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, our ability to continue to attract new registered members, convert them into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from recent and future acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	September 30,
	2007	2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,564	$66,104
Short-term investments	3,325	3,330
Accounts receivable, net of allowance of $105 and $141, respectively	1,190	2,239
Prepaid expenses and other current assets	796	2,576
Deferred income taxes	298	296

Total current assets	110,173	74,545
Property and equipment, net	2,051	2,316
Goodwill	15,233	23,572
Intangibles, net	2,461	5,982
Deferred income taxes	5,196	4,817
Deposits and other noncurrent assets	2,245	3,022

Total assets	$137,359	$114,254

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$828	$912
Accrued compensation and benefits	2,479	2,528
Accrued liabilities	1,964	2,799
Income tax payable	698	—
Deferred revenue	9,537	11,234

Total current liabilities	15,506	17,473
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 38,908,302 and 39,183,203 shares issued, respectively; and 38,908,302 and 35,333,913 shares outstanding, respectively	39	39
Additional paid in capital	107,866	113,259
Other comprehensive loss	(103)	(181)
Treasury stock, at cost, 3,849,290 shares	—	(44,595)
Retained earnings	14,051	28,259

Total stockholders’ equity	121,853	96,781

Total liabilities and stockholders’ equity	$137,359	$114,254

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2008	2007	2008
Revenues	$18,627	$22,403	$51,164	$65,019
Cost of revenue (1)	2,072	2,876	5,725	7,994

Gross margin	16,555	19,527	45,439	57,025

Operating expenses (1):
Sales and marketing	3,916	4,711	10,752	14,375
Technology and product development	1,699	2,301	4,619	6,648
General and administrative	3,211	5,227	8,630	14,232

Total operating expenses	8,826	12,239	24,001	35,255

Income from operations	7,729	7,288	21,438	21,770
Interest and other income, net	1,242	459	3,748	1,914

Income before tax	8,971	7,747	25,186	23,684
Income tax expense	3,193	2,927	9,760	9,476

Net income	$5,778	$4,820	$15,426	$14,208

Net income per share
Basic	$0.15	$0.14	$0.40	$0.39

Diluted	$0.14	$0.13	$0.38	$0.38

Weighted average shares
Basic	38,552	35,503	38,159	36,243

Diluted	40,825	36,787	40,670	37,693

(1)	Stock-based compensation is allocated as follows:

Cost of revenue	$96	$153	$257	$408
Sales and marketing	363	554	953	1,632
Technology and product development	169	347	409	919
General and administrative	365	465	804	1,418

Total	$993	$1,519	$2,423	$4,377

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine months ended September 30,
	2007	2008
Cash flows from operating activities:
Net income	$15,426	$14,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	741	1,584
Stock-based compensation	2,423	4,377
Tax benefits from exercise of stock options	(5,903)	(689)
Deferred income tax	(985)	(938)
Changes in operating assets and liabilities:
Accounts receivable	(528)	(652)
Prepaid expenses and other assets	613	(1,892)
Income taxes payable	7,470	(9)
Accounts payable	349	78
Accrued expenses and other current liabilities	44	2,084
Accrued compensation and benefits	(234)	29
Deferred revenue	2,457	1,314

Net cash provided by operating activities	21,873	19,494

Cash flows from investing activities:
Purchase of property and equipment	(1,506)	(1,041)
Purchase of investments	(38,349)	(750)
Sale of investments	36,275	—
Acquisitions, net of acquired cash	(14,946)	(12,584)

Net cash used in investing activities	(18,526)	(14,375)

Cash flows from financing activities:
Net proceeds from exercise of stock options	1,387	327
Repurchase of common stock	—	(44,595)
Tax benefits from exercise of stock options	5,903	689

Net cash provided by (used in) financing activities	7,290	(43,579)

Net increase (decrease) in cash and cash equivalents	10,637	(38,460)

Cash and cash equivalents at beginning of period	85,790	104,564

Cash and cash equivalents at end of period	$96,427	$66,104

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2008	2007	2008
GAAP net income	$5,778	$4,820	$15,426	$14,208
Add back (deduct):
Income tax expense	3,193	2,927	9,760	9,476
Depreciation and amortization	343	587	741	1,584
Interest and other income, net	(1,242)	(459)	(3,748)	(1,914)
Stock-based compensation	993	1,519	2,423	4,377
Litigation related costs	—	1,028	—	2,693

Adjusted EBITDA	$9,065	$10,422	$24,602	$30,424

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2008	2007	2008
GAAP net income	$5,778	$4,820	$15,426	$14,208
Add back (deduct):
Stock-based compensation	993	1,519	2,423	4,377
Litigation related costs	—	1,028	—	2,693
Income taxes associated with non-GAAP adjustments	(354)	(963)	(940)	(2,828)

Non-GAAP net income	$6,417	$6,404	$16,909	$18,450

Diluted net income per share:
GAAP	$0.14	$0.13	$0.38	$0.38

Non-GAAP	$0.16	$0.17	$0.42	$0.49

Shares used in GAAP and non-GAAP diluted net income per share calculation	40,825	36,787	40,670	37,693